UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2005

EAST COAST DIVERSIFIED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-50356

Delaware	55-0840109
(State of Incorporation)	(I.R.S. Employer Identification No.)

115 EAST 57TH STREET, 11TH FLOOR, NEW YORK, NY	10022
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 688-5688

TABLE OF CONTENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT Back to Table of Contents

The Registrant reports in this current report on Form 8-K/A that the Registrant's auditor/client relationship with Kahn Boyd Levychin, LLP had ceased effective November 22, 2004.

(a)(1) Previous Independent Accountant

(i) The Registrant reports that the Registrant's auditor Kahn Boyd Levychin, LLP resigned effective November 22, 2004.

(ii) Kahn Boyd Levychin's reports on the Company's financial statements for the fiscal years ended April 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to reengage Kahn Boyd Levychin, LLP as the Registrant's certifying accountants was recommended and approved by the board of directors of the Registrant on January 14, 2005.
(iv) In connection with the audits of the Company's financial statements for the years ended April 30, 2004 and 2003and any subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Kahn Boyd Levychin, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kahn Boyd Levychin, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on the Company's financial statements.

(a)(2) Reengagement of Kahn Boyd Levychin, LLP as the Registrant's Independent Accountant.
On February 9, 2005, the Registrant's board of directors recommended and approved the reengagement of Kahn Boyd Levychin, LLP, as its independent accountant to audit the Registrant's financial statements for its fiscal year ended April 30, 2005.

(a)(3) The Registrant has provided Kahn Boyd Levychin with a copy of the disclosures it is making in response to this Item. The Registrant has requested Kahn Boyd Levychin to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i),(ii) and (iv) above and, if not, stating the respects in which Kahn Boyd Levychin does not agree. The Registrant has filed the letter as exhibit 16 to this current report containing this disclosure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(b) The following documents are filed as exhibits to this current report on Form 8-K/A or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
16	Letter from Certifying Accountant, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ IVO HEIDEN Ivo Heiden Vice-President Date: March 10, 2005